UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
January 15, 2025
Date of Report (Date of earliest event reported)

CBIZ, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5959 Rockside Woods Blvd. N., Suite 600
Independence, Ohio 44131
(Address of principal executive offices, including zip code)
216-447-9000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange On which registered
Common Stock, $0.01 par value	CBZ	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02(d)    Election of New Director.
On January 15, 2025, the Board of Directors (the "Board") of CBIZ, Inc. (the "Company") expanded the number of its directors to ten and appointed Ms. Kathy A. Raffa to serve as an independent director. Ms. Raffa will serve through the 2027 Annual Meeting, at which time she is expected to stand for election. As a non-employee director, she will receive the standard compensation for a CBIZ non-employee director as outlined in the Company's proxy statements. Ms. Raffa is not a party to any related party transactions outlined in Item 404(a) of Regulation S-K. As previously disclosed, in connection with the Company’s recent acquisition, Marcum had the right pursuant to the Merger Agreement to nominate a director to be appointed to the Board, subject to compliance with certain requirements and the recommendation of the Company’s Nominating and Governance committee and approval by the Board. Ms. Raffa was nominated pursuant to this right. She served as the Office Managing Partner for Marcum’s Washington, D.C. region prior to her retirement in October 2023. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release of CBIZ, Inc. dated January 21, 2025, announcing appointment to the CBIZ Board of Directors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES:
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2025

CBIZ, Inc.

By:	/s/ Jaileah X. Huddleston
Name:	Jaileah X. Huddleston
Title:	Senior Vice President, Chief Legal Officer, and Corporate Secretary